Exhibit 10.18
                                  AMENDMENT #4

                            YAHOO, INC. - E-LOAN INC.

                                LICENSE AGREEMENT

         This Amendment #4 ("Amendment #4") is entered into as of July 31, 2000 (the "Effective Date") between Yahoo! Inc., a Delaware corporation ("Yahoo") and E-LOAN Inc., a California corporation ("E-Loan") and amends the License Agreement entered into between Yahoo and E-Loan with a Launch Date of March 1, 1999 as subsequently amended by the parties (the License Agreement and all amendments are collectively referred to herein as the "Agreement").

         WHEREAS, E-Loan and Yahoo wish to enter into this Amendment #4 to describe the pricing and other terms and conditions that will apply during the period commencing on the Effective Date and continuing until April 30, 2001 (the "Remainder of the Subsequent Term").

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Yahoo and E-Loan hereby agree as follows:

1. Section 4.1 of the Agreement relating to Slotting Fees payable during the Subsequent Term is amended such that for the Remainder of the Subsequent Term, E-Loan will pay to Yahoo a Slotting Fee of [*] dollars ($[*]) to be paid in nine equal monthly payments of [*] Dollars ($[*]) per month on the first day of every month commencing August 1, 2000 and continuing until April 1, 2001.

2. Section 4.2 of the Agreement relating to Click-through Fees is amended such that for the Remainder of the Subsequent Term, E-Loan will pay to Yahoo a fee equal to $[*] per Click-through after a total of [*] Click-throughs have occurred.

3. Section 5 of Amendment #3 to the License Agreement is amended such that Yahoo will have the right at any time to (a) terminate the Agreement with ten (10) days written notice to E-Loan or (b) present to E-Loan new pricing and other terms for an agreement where E-Loan will be placed in the Yahoo Loan Center on a non-exclusive basis for the Remainder of the Subsequent Term. If the parties cannot agree upon new pricing and other terms for non-exclusive placement within ten (10) days from the date Yahoo presents the new terms to E-Loan, then the Agreement will automatically terminate upon the expiration of the ten (10) day period unless the parties agree to extend such period in writing.

4. Except as expressly amended as set forth herein, the Agreement shall remain in full force and effect in accordance with its terms. Unless otherwise specified, all defined terms used in this Amendment #4 shall have the meanings ascribed to them in the Agreement.

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                                                                   Exhibit 10.18

5. This Amendment #4 has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.

YAHOO! INC.                                      E-LOAN INC.

By: /S/ ELLEN F. SIMINOFF                        By: /S/ JOSEPH J. KENNEDY
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Name: ELLEN F. SIMINOFF                          Name: JOSEPH KENNEDY
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Title: SVP, BUSINESS AND CORPORATE DEVELOPMENT   Title: PRESIDENT & COO
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